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                                PREMIER CONCEPTS, INC.





                               COHIG & ASSOCIATES, INC.








                      REPRESENTATIVE'S WARRANT OPTION AGREEMENT


                                 Dated as of ________









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                      REPRESENTATIVE'S WARRANT OPTION AGREEMENT


    THIS REPRESENTATIVE'S WARRANT OPTION AGREEMENT (the "Agreement"), dated as of ____, is made and entered into by and between PREMIER CONCEPTS, INC., a Colorado corporation (the "Company"), and COHIG & ASSOCIATES, INC. ("Cohig").

    The Company agrees to issue and sell, and Cohig agrees to purchase, for the price of $100, options ("Options") to purchase up to an aggregate of 110,000 warrants, subject to the terms and conditions set forth below.

    In consideration of the foregoing and for the purpose of defining the terms and provisions of the Options and the respective rights and obligations thereunder, the Company and Cohig, for value received, hereby agree as follows:

    SECTION 1.     DEFINITIONS

    The following terms used in this agreement shall have the following meanings (unless otherwise expressly provided herein):

    1.1. THE "ACT."  The Securities Act of 1933, as amended.

    1.2. THE "COMMISSION."  The Securities and Exchange Commission.

    1.3. THE "COMPANY."  Premier Concepts, Inc., a Colorado corporation.

    1.4. "COMMON STOCK."  The Company's $.002 par value Common Stock.

    1.5. "EFFECTIVE DATE."  __________________________________.

    1.6. "EXERCISE DATE."  [one year from Effective Date].

    1.7. "EXERCISE PRICE." $__________ per Warrant, as modified in accordance with Section 4, below.

    1.8. "EXPIRATION DATE."  [five years from Effective Date].

    1.9. "MAJORITY HOLDER." Any Holder, any holder of Option Securities, or any combination of Holders and such holders of Option Securities; and any Holder of Share Options, any holder of Share Option Securities, or any combination of such Holders and such holders of Share Option Securities, if they hold, in the aggregate, unexercised Options plus issued and outstanding Option Securities equal to more than 50% of the total of (i) all Option Securities issued and outstanding as a result of the exercise of the Option, and (ii) all Option Securities that may at that time be purchased by exercising the unexercised portion of the Option. For purposes hereof, a Holder of an Option which entitles the Holder to purchase more than one share or Warrant shall be deemed

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to hold Options equal to the number of shares or Warrants which may be acquired pursuant to any such Option.

    1.10.     "NASD."  The National Association of Securities Dealers, Inc.

    1.11.     "OPTION."   An option issued in accordance with the terms of this
Agreement and any option issued in substitution for or replacement of such option, or any option into which the Option may be divided or exchanged.

    1.12. "OPTION CERTIFICATE." A certificate substantially in the form set forth as Exhibit A to this agreement, issued to an Optionholder to evidence the Options held by such Optionholder.

    1.13. "HOLDER." Cohig & Associates, Inc., and any valid transferee thereof pursuant to Section 3.1. below.

    1.14. "OPTION SECURITIES." The Warrants issued or issuable upon exercise of an Option; and the Common Stock issued or issuable upon exercise of such Warrants.

     1.15. "PUBLIC OFFERING." The public offering by the Company of 1,100,000 shares of Common Stock and 1,100,000 Warrants pursuant to an underwriting agreement dated as of ______, between the Company and Cohig as Representative of several Underwriters named in the underwriting agreement.

    1.16. "SHARE OPTIONS." Those options to purchase Warrants issued to the Holder concurrently with the issuance of the Share Options under this Agreement, pursuant to a Representative's Warrant Option Agreement dated the date of this Agreement.

    1.17. "UNDERWRITER." A broker-dealer identified as an Underwriter in the Final Prospectus for the Public Offering.

    1.18. "WARRANTS." The Warrants issued to the public pursuant to the Registration Statement.

    SECTION 2.     TERM OF OPTIONS; EXERCISE OF OPTION

    2.1. EXERCISE OF OPTION. Subject to the terms of this Agreement, the Optionholder shall have the right, at any time during the four-year period commencing at 9:00 a.m., Denver Time, on the Exercise Date and ending at 5:00 p.m., Denver Time, on the Expiration Date to purchase from the Company up to the number of fully paid and nonassessable Warrants to which the Optionholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Options to be exercised, together with the purchase form on the reverse thereof, duly filled in and signed, and upon payment to the Company of the Exercise Price for the number of Warrants in respect of which such Options are then exercised. In no event will such exercise be for less than 100 Warrants unless fewer than an aggregate of 100 Warrants are then purchasable under all outstanding Options held by an Optionholder. If the Warrants are called for redemption, or would for any other reason terminate

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before the Exercise Date, the Holder may exercise all or any portion of this
Option in order to exercise the Warrants in accordance with the terms of this Section; but notwithstanding any such early exercise, the Option Securities received by the Holder may not be sold, transferred, assigned, pledged, or hypothecated until the Exercise Date.

    2.2. PAYMENT OF EXERCISE PRICE. Payment of the aggregate Exercise Price shall be made in cash or by check, or any combination thereof.

    2.3. DELIVERY OF WARRANT CERTIFICATE. Subject to the provisions of Section 11, upon receipt of an Option Certificate with the Notice of Exercise thereon duly executed, together with payment in full of the Exercise Price for the Warrants being purchased by such exercise, the Company shall requisition from any transfer agent for the Warrants, and upon receipt shall make delivery of certificates evidencing the total number of Warrants for which Options are then being exercised. The certificates shall be in such names and denominations as are required for delivery to, or in accordance with the instructions of the Holder; provided that if fewer than all Warrants issuable on exercise of an Option Certificate are purchased, the Company (if so requested) shall issue such balance Option Certificate for the balance of the Warrants. Such certificates for the Warrants shall be deemed to be issued, and the person to whom such Warrants are issued of record shall be deemed to have become a holder of record of such Warrants, as of the date of the surrender of such Option Certificate and payment of the Exercise Price, whichever shall last occur; provided further that if the books of the Company with respect to the Warrants shall be closed as of such date, the certificates for such Warrants shall be deemed to have been issued, and the person to whom such Warrants are issued of record shall be deemed to have become a record holder of such Warrants, as of the date on which such books shall next be open (whether before, on or after the applicable Expiration Date) but at the Exercise Price and upon the other conditions in effect upon the date of surrender of the Option Certificate and payment of the Exercise Price, whichever shall have last occurred, to the Company.

    SECTION 3.     TRANSFERABILITY AND FORM OF OPTION

    3.1. LIMITATION ON TRANSFER. The Options may not be sold, transferred, assigned, pledged or hypothecated until the Exercise Date, except for (a) the sale, transfer, or assignment, in whole or in part, to or among the officers of Cohig and other Underwriters, if such underwriters are corporations, or the partners of such Underwriters if they are partnerships, (b) the transfer by operation of law as a result of the death of any transferee to whom all or a portion of the Options may be transferred, and (c) the transfer to any successor to the business of an Underwriter. After the Exercise Date, the Options are nontransferable other than by will or pursuant to the laws of descent and distribution, except to a partner of Cohig and/or the Underwriters when the underwriter is a partnership, or to a stockholder, officer or director of the underwriter or beneficiary of a trust which is a stockholder of such underwriter when the underwriter is a corporation. However, after the Exercise Date such a transfer may occur providing the Option is exercised immediately upon transfer; if it is not exercised immediately, the Option shall lapse. All sales, transfers, assignments or hypothecations of the Options after the Exercise Date must be in compliance with Section 11 hereof. Any assignment or transfer of an Option shall be made by the presentation and surrender of the Option to the Company at its principal office or the office of its transfer agent, if any, accompanied by a duly executed Assignment Form, in the form attached to and by this reference

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incorporated in this Option Agreement as Exhibit B.  Upon the presentation and surrender of these items to the Company, the Company, at its sole expense, shall execute and deliver to the new Holder or Holders a new Option or Options, subject to the terms and conditions of this Option Agreement, in the name of the new Holder or Holders as named in the Assignment Form, and the Option shall at that time be canceled.

    3.2. EXCHANGE OF CERTIFICATE. Any Option Certificate may be exchanged for another certificate or certificates entitling the Optionholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Optionholder to purchase. Any Optionholder desiring to exchange an Option Certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Option to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Option Certificate as so requested.

    3.3. MUTILATED, LOST, STOLEN, OR DESTROYED CERTIFICATE. In case the certificate or certificates evidencing the Options shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Optionholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Option Certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Option and a bond of indemnity, if requested, also satisfactory in form and amount, at the applicant's cost. Applicants for such substitute Option Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

    3.4. FORM OF CERTIFICATE. The text of the Option and of the form of election to purchase Warrants shall be substantially as set forth in Exhibit A attached hereto. The number of Warrants issuable upon exercise of the Options is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Option Certificates shall be executed on behalf of the Company by its President or by a Vice President and attested to by its Secretary or an Assistant Secretary. An Option bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such officer prior to the delivery of such Option Certificate or did not hold such office on the date of this Agreement.

    3.5. DATE OF CERTIFICATE. The Option Certificates shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

    SECTION 4.     ADJUSTMENT OF NUMBER OF SHARES

    4.1. ADJUSTMENTS. The adjustments to the number of Shares purchasable upon the exercise of the Warrants underlying the Options and the adjustments to the exercise price of such Warrants shall be made to the Option Securities, notwithstanding that such Options shall not have been exercised at the time of the event which causes such adjustment.

    4.2. NOTICE OF ADJUSTMENT. Whenever the number of Shares purchasable upon exercise of the Options is adjusted as herein provided, the Company shall cause to be promptly mailed to

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the Optionholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Warrants purchasable upon the exercise of the Options after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

    4.3. PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property, assets, or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Optionholder an agreement that the Optionholder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase, upon exercise of the Options, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, or conveyance had the Options been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase Warrants under the Options shall terminate on the date of such merger and thereupon the Options shall become null and void, but only if the controlling corporation shall agree to substitute for the Options, its Options which entitle the holder thereof to purchase upon their exercise the kind and amount of Warrants and other securities and property which it would have owned or been entitled to receive had the Options been exercised immediately prior to such merger. Any such agreements referred to in this subsection 4.3 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 4 hereof. The provisions of this subsection 4.3 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

    4.4. INDEPENDENT PUBLIC ACCOUNTANTS. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 4, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 4.

    SECTION 5.     NOTICE TO HOLDERS

    If, prior to the expiration of the Options either by its terms or by its exercise in full, any of the following shall occur:

         (i) the Company shall declare a dividend or authorize any other distribution on its Common Stock; or

         (ii) the Company shall authorize the granting to the shareholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; or

         (iii) any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any significant portion of the assets of the Company; or

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         (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (v) any purchase, retirement or redemption by the Company of its Common Stock;

    then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

    the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

    the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

    if any matters referred to in the foregoing clauses (x) and (y) are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

    SECTION 6.     OFFICERS' CERTIFICATE

    Whenever the Exercise Price or the aggregate number of Option Securities purchasable pursuant to this Option Agreement shall be adjusted as required by the provisions of Section 4 above, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its transfer agent, if any, an officers' certificate executed by the Company's President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for and calculation of such adjustment in accordance with the provisions of this Option Agreement. Each such officers' certificate shall be made available to the Holder or Holders of the Options for inspection at all reasonable times, and the Company, after each such adjustment, shall promptly deliver a copy of the officers' certificate relating to that adjustment to the Holder or Holders of the Options. The officers' certificate described in this
Section 6 shall be deemed to be conclusive as to the correctness of the adjustment reflected therein if, and only if, no Holder of an Option delivers written notice to the Company of an objection to the adjustment within 30 days after the officers' certificate is delivered to the Holder or Holders of the Options. The Company will make its books and records available for inspection and copying during normal business hours by the Holder so as to permit a determination as to the correctness of the adjustment. If written notice of an objection is delivered by a Holder to the Company and the parties cannot reconcile the dispute, the Holder and the Company shall submit the dispute to arbitration pursuant to the provisions of Section 19 below. Failure to prepare or provide the officers' certificate shall not modify the parties' rights hereunder.

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

    SECTION 7.     RESERVATION OF OPTION SECURITIES

    There has been reserved, and the Company shall at all times keep reserved so long as the Options remain outstanding, out of its authorized and unissued Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Options. Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Options will be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Options. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose.

    SECTION 8.     REGISTRATION RIGHTS

    8.1. DEMAND REGISTRATION RIGHTS. Upon the written request of a Majority Holder, made at any time after the Exercise Date, but before the Expiration Date, the Company shall file within 90 days of such written request a registration statement or Regulation A offering statement pursuant to the Act, and all necessary amendments thereto, to register or qualify the Option Securities (including both the Warrants issued or issuable upon exercise of the Options and the shares issued or issuable upon exercise of such Warrants). No additional securities shall be included in such registration statement or offering statement without the written consent of the Majority Holder. The Company may use the Regulation A exemption if available, but the Company must file a registration statement if the securities that are to be covered cannot be sold pursuant to Regulation A because of the limitations applicable to the use of the Regulation A exemption. The Company agrees to use its best efforts to cause this registration or qualification to become effective as promptly as practicable and to keep such registration effective for a period of the lesser of 180 days or the date of completion of the distribution described in the Registration Statement; and its officers, directors, consultants, auditors and counsel shall cooperate in all matters necessary or advisable to pursue this objective. All of the expenses of this registration or qualification shall be borne by the Company, including, but not limited to, legal, accounting, consulting, printing, filing and NASD fees, out-of-pocket expenses incurred by counsel, accountants, and consultants retained by the Company and miscellaneous expenses directly related to the registration statement or offering statement and the offering, and the underwriter's accountable and nonaccountable expense allowances and fees; but the Company shall not pay any brokerage fees, commissions or underwriting discounts except to the extent they are attributable to other securities that the Company has been permitted to register or qualify or to offer in conjunction with the registration and qualification of the Option Securities. Notwithstanding the foregoing, if, as a qualification of any offering in any state or jurisdiction in which the Company (by vote of its Board of Directors) or any underwriter determines in good faith that it wishes to offer securities registered in the offering, it is required that offering expenses be allocated in a manner different from that provided above, then the offering expenses shall be allocated in whatever manner is most nearly in compliance with the provisions set out above. The Majority Holder shall be entitled to exercise the rights described in this subsection 8(b) one time only.

    Within 10 days after the delivery by the Majority Holder to the Company of the notice described above, the Company shall deliver written notice to all other Holders of the Options and holders of the Option Securities, if any, advising them that the Company is proceeding with a

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registration statement or offering statement and offering them the right to include the Option Securities of those Holders or holders therein. If any Holder of an Option and/or Option Securities delivers written acceptance of that offer to the Company within 30 days after the delivery of the Company's notice, the Company shall be obligated to include that holder's Option Securities in the contemplated registration statement or offering statement.

    8.2. "PIGGY-BACK" REGISTRATION RIGHTS. If at any time prior to the Expiration Date the Company files a registration statement with the Commission pursuant to the Act, or pursuant to any other act passed after the date of this Agreement, which filing provides for the sale of securities by the Company to the public, or files a Regulation A offering statement under the Act, the Company shall offer to the Holder or Holders of the Options and the holders of any Option Securities the opportunity to register or qualify the Option Securities, at the Company's sole expense, regardless of whether the Holder or Holders of the Options or the holders of Option Securities or both may have previously availed themselves of any of the registration rights described in this Section 8; provided, however, that in the case of a Regulation A offering, the opportunity to qualify shall be limited to the amount of the available exemption after taking into account the securities that the Company wishes to qualify. Notwithstanding anything to the contrary, this subsection 8(c) shall not be applicable to a registration statement registering securities issued pursuant to an employee benefit plan or as to a transaction subject to Rule 145 promulgated under the Act or which a Form S-4 registration statement could be used.

    The Company shall deliver written notice to the Holder or Holders of the Options and to any holders of Option Securities of its intention to file a registration statement or Regulation A offering statement under the Act at least 60 days prior to the filing of such registration statement or offering statement, and the Holder or Holders and holders of Option Securities shall have 30 days thereafter to request in writing that the Company register or qualify the Option Securities in accordance with this subsection 8.2. Upon the delivery of such a written request within the specified time, the Company shall be obligated to include in its contemplated registration statement or offering statement all information necessary or advisable to register or qualify the Option Securities, if the Company does file the contemplated registration statement or offering statement; provided, however, that neither the delivery of the notice by the Company nor the delivery of a request by a Holder or by a holder of Option Securities shall in any way obligate the Company to file a registration statement or offering statement. Furthermore, notwithstanding the filing of a registration statement or offering statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which the registration statement or offering statement relates, other than the Option Securities. Notwithstanding the foregoing, if, as a qualification of any offering in any state or jurisdiction in which the Company (by vote of its Board of Directors) or any underwriter determines in good faith that it wishes to offer securities registered in the offering, it is required that offering expenses be allocated in a manner different from that provided above, then the offering expenses shall be allocated in whatever manner is most nearly in compliance with the provisions set out above.

    The Company shall comply with the requirements of this subsection (8.2.) at its own expense. That expense shall include, but not be limited to, legal, accounting, consulting, printing, federal and state filing fees, NASD fees, out-of-pocket expenses incurred by counsel, accountants and consultants retained by the Company, and miscellaneous expenses directly related to the registration statement or offering statement and the offering. However, this expense shall not include the portion of any underwriting commissions, transfer taxes and the underwriter's

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accountable and nonaccountable expense allowances attributable to the offer and sale of the Option Securities, all of which expenses shall be borne by the Holder or Holders of the Options and the holders of the Option Securities registered or qualified.

    8.3. INCLUSION OF INFORMATION. In the event that the Company registers or qualifies the Option Securities pursuant to subsections 8.1 or 8.2 above, the Company shall include in the registration statement or qualification, and the prospectus included therein, all information and materials necessary or advisable to comply with the applicable statutes and regulations so as to permit the public sale of the Option Securities. As used in subsections 8.1 and 8.2, reference to the Company's securities shall include, but not be limited to, any class or type of the Company's securities or the securities of any of the Company's subsidiaries or affiliates.

    8.4. REGISTRATION STATEMENT FILED BY HOLDER. In addition to the registration rights described in subsections 8.1 and 8.2 above, upon the written request of any Majority Holder, the Company, as promptly as possible after delivery of such request, shall cooperate with the requesting Holder or holder in preparing and signing any registration statement or offering statement that the Holder or holder may desire to file in order to sell or transfer the Option Securities. Within 10 days after the delivery of the written request described above, the Company shall deliver written notice to all other Holders of the Options and holders of Option Securities, if any, advising them that the Company is proceeding with a registration statement or offering statement and that their Option Securities will be included therein if they so desire and agree to pay their pro rata share of the cost of registration or qualification and provided that the Holder or holder delivers written notice to the Company of their desire to be included and their agreement to pay their pro rata share of the cost within 30 days after the delivery of the Company's notice to them. The Company will supply all information necessary or advisable for any such registration statements or offering statements; provided, however, that all the costs and expenses of such registration statements or offering statements shall be borne, in a manner proportionate to the number of securities for which they indicate a desire to register, by the Holders of the Options and the holders of Option Securities who seek the registration or qualification of their Option Securities. In determining the amount of costs and expenses to be borne by those Holders or holders, the only costs and expenses of the Company to be included are the additional costs and expenses that would not have otherwise been incurred by the Company if those Holders or holders had not desired to file a registration statement or offering statement. As an example, and without limitation, audit fees would not be charged to those Holders or holders if or to the extent that the Company would have incurred the same audit fees for its year-end or other use in the absence of the registration statement or offering statement. The Holders or holders responsible for the costs and expenses shall reimburse the Company for those reimbursable costs and expenses reasonably incurred by the Company within 30 days after the initial effective date of the registration statement or qualification at issue.

    8.5. PAYMENT OF EXERCISE PRICE FROM PROCEEDS. In the event that any registration statement is utilized for a public offering of any of the Option Securities to be received upon exercise of the Options pursuant to this Section 8, the Optionholder may elect to pay the Exercise Price of the Options to the Company out of the proceeds of the sale of the Option Securities pursuant to the registration statement concurrently with the closing of such sale of the Option Securities; provided that if such sale is not closed within 90 days of the effective date of such registration statement, then the Optionholder shall be obligated to pay the Exercise Price of the Options and/or the Warrants to the Company on such 90th day.

    8.6. CONDITION OF COMPANY'S OBLIGATIONS. As to each registration statement or offering statement, the Company's obligations contained in this Section 8 shall be conditioned upon a timely receipt by the Company in writing of the following:

         (a) Information as to the terms of the contemplated public offering furnished by and on behalf of each Holder or holder intending to make a public distribution of the Option Securities; and

         (b) Such other information as the Company may reasonably require from such Holders or holders, or any underwriter for any of them, for inclusion in the registration statement or offering statement.

    8.7. ADDITIONAL REQUIREMENTS. In each instance in which the Company shall take any action to register or qualify the Option Securities, if any, pursuant to this Section 8, the Company shall do the following:

         (a) supply to Cohig, as the representative of the Holders of the Option and the holders of Option Securities whose Option Securities are being registered or qualified, two (2) manually signed copies of each registration statement or offering statement, and all amendments thereto, and a reasonable number of copies of the preliminary, final or other prospectus or offering circular, all prepared in conformity with the requirements of the Act and the rules and regulations promulgated thereunder, and such other documents as Cohig shall reasonably request;

         (b) cooperate with respect to (i) all necessary or advisable actions relating to the preparation and the filing of any registration statements or offering statements, and all amendments thereto, arising from the provisions of this Section 8, (ii) all reasonable efforts to establish an exemption from the provisions of the Act or any other federal or state securities statutes, (iii) all necessary or advisable actions to register or qualify the public offering at issue pursuant to federal securities statutes and the state "blue sky" securities statutes of each jurisdiction that the Holders of the Option or holders of Option Securities shall reasonably request, and (iv) all other necessary or advisable actions to enable the Holders of the Option Securities to complete the contemplated disposition of their securities in each reasonably requested jurisdiction; and

         (c) keep all registration statements or offering statements to which this Section 8 applies, and all amendments thereto, effective under the Act for a period of at least 180 days after their initial effective date and cooperate with respect to all necessary or advisable actions to permit the completion of the public sale or other disposition of the securities subject to a registration statement or offering statement.

    8.9. INDEMNIFICATION AGREEMENTS. In each instance in which pursuant to this Section 8 the Company shall take any action to register or qualify the Option Securities, prior to the effective date of any registration statement or offering statement, the Company and each Holder or holder of Options or Option Securities being registered or qualified shall enter into reciprocal indemnification agreements, in the form customarily used by reputable investment bankers with respect to public offerings of securities, containing substantially the same terms as described in Section 10. These indemnification agreements also shall contain an agreement by the Holder or holder at issue to indemnify and hold harmless the Company, its officers and directors from and against any and all losses, claims, damages and liabilities, including, but not limited to, all expenses reasonably incurred in investigating, preparing, defending or settling any claim, directly resulting from any untrue statements of material facts, or omissions to state a material fact necessary to make a statement not misleading, contained in a registration statement or offering statement to which this Section 8 applies, if, and only if, the untrue statement or omission directly resulted from information provided in writing to the Company by the indemnifying Holder or shareholder expressly for use in the registration statement or offering statement at issue.

    8.10. COHIG AS REPRESENTATIVE. For purposes of subsection 8.7(i) above, by the receipt of an Option or any Option Securities, all Holders and all holders of Option Securities acknowledge and agree that Cohig is and shall be their representative.

    8.11. SURVIVAL. The Company's obligations described in this Section 8 shall continue in full force and effect regardless of the exercise, surrender, cancellation or expiration of the Options, unless the Options (or the Warrants underlying the Options) expire unexercised.

    SECTION 9.     PAYMENT OF TAXES

    The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Options or the securities comprising the Option Securities; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any transfer of the Options or the Option Securities.

    SECTION 10.    RESTRICTIONS ON TRANSFER

    10.1. RESTRICTIONS ON TRANSFER. The Options, the Option Securities, and all other securities issued or issuable upon exercise of the Options, may not be offered, sold or transferred, in whole or in part, except in compliance with the Act, and except in compliance with all applicable state securities laws. The Optionholder agrees that prior to making any disposition of the Options, other than to persons or entities identified in Section 3.1, the Optionholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made if the Company has notified the Optionholder that in the opinion of counsel reasonably satisfactory to the Optionholder a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a "Registration Statement") under the Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by, the Commission.

    10.2. RESTRICTIVE LEGEND. The Company may cause substantially the following legends, or their equivalents, to be set forth on each certificate representing the Options, the Option Securities, or any other security issued or issuable upon exercise of the Options or the Option Securities, not theretofore distributed to the public or sold to underwriters, as defined by the Act, for distribution to the public pursuant to Section 8 above:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED."

    Any legend required by applicable state securities laws.

    Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), or the securities represented thereby) shall also bear the above legends unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

    SECTION 11.    FRACTIONAL SHARES

    No fractional Warrant shall be issued upon the exercise of all or any part of an Option. In any case in which other than a full number of Warrants would be issuable hereunder, the number of Warrants issuable shall be rounded up to the next whole number.

    SECTION 12.    NO RIGHTS AS SHAREHOLDER; NOTICES TO OPTIONHOLDER

    Nothing contained in this Agreement or in the Options shall be construed as conferring upon the Optionholder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, consent or receive notices as a shareholder in respect to any meeting of shareholders for the election of directors of the Company or any other matter. The Company covenants, however, that for so long as an Option is unexercised, it will furnish any Holder of an Option with copies of all reports and communications furnished to the shareholders of the Company. In addition, if at any time prior to the expiration of the Options and prior to their exercise, any one or more of the following events shall occur:

         (i)  any action which would require an adjustment pursuant to Section
4.1 or 4.4; or

         (ii) a dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of its property, assets, and business as an entirety or substantially as an entirety) shall be proposed:

then the Company shall give notice in writing of such event to the Optionholder, as provided in Section 15 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation, or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive notice or any defect therein shall not affect the validity of any action taken with respect thereto.

    SECTION 13.    CHARGES DUE UPON EXERCISE

    The Company shall pay any and all issue or transfer taxes, including, but not limited to, all federal or state taxes, that may be payable with respect to the transfer of the Options or the issue or delivery of Option Securities upon the exercise of an Option.

    SECTION 14.    OPTION SECURITIES TO BE FULLY PAID

    The Company covenants that all Option Securities that may be issued and delivered to a Holder of an Option upon the exercise of an Option and payment of the Exercise Price will be, upon such delivery, validly and duly issued, fully paid and nonassessable.

    SECTION 15.    NOTICES

    Any notice pursuant to this Agreement by the Company or by an Optionholder or a holder of Option Securities shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

    If to an Optionholder or a holder of Option Securities, addressed to Cohig & Associates, Inc., 6300 South Syracuse Way, Suite 430, Englewood, Colorado 80111, Attention: Corporate Finance Department; or

    If to the Company, addressed to it at 3033 South Parker Road, Suite 120, Denver, Colorado 80014, Attention: Sissel B. Greenberg, President.

Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

    SECTION 16.    MERGER OR CONSOLIDATION OF THE COMPANY

    The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 4.4 are complied with.

    SECTION 17.    APPLICABLE LAW

    The Options and this Option Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, and courts located in Colorado shall have exclusive jurisdiction over all disputes arising hereunder.

    SECTION 18.    ARBITRATION

    The Company and the Holder, and all subsequent Holders or holders of Option Securities, agree to submit all controversies, claims, disputes and matters of difference with respect to the Options and this Option Agreement, including, without limitation, the application of this Section 18 to arbitration in Denver, Colorado, according to the rules and practices of the American Arbitration Association from time to time in force; provided, however, that if such rules and practices conflict with the applicable procedures of Colorado courts of general jurisdiction or any other provisions of Colorado law then in force, those Colorado rules and provisions shall govern. This agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any party if notice of the proceeding has been given to that party. The parties agree to abide by all awards rendered in any such proceeding. These awards shall be final and binding on all parties to the extent and in the manner provided by the rules of civil procedure enacted in Colorado. All awards may be filed, as a basis of judgment and of the issuance of execution for its collection, with the clerk of one or more courts, state or federal, having jurisdiction over either the party against whom that award is rendered or its property. No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to that default.

    SECTION 19.    MISCELLANEOUS PROVISIONS

         (a) Subject to the terms and conditions contained herein, this Option Agreement shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Option Securities and the exercise of the Options in full shall not terminate the provisions of this Option Agreement as it relates to holders of Option Securities.

         (b) If the Company fails to perform any of its obligations hereunder, it shall be liable to the Holder for all damages, costs and expenses resulting from the failure, including, but not limited to, all reasonable attorney's fees and disbursements.

         (c) This Option Agreement cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and Cohig.

         (d) If any provision of this Option Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Option Agreement.

         (e) The Company and the Holders agree to execute such further agreements, conveyances, certificates and other documents as may be reasonably to effectuate the intent and provisions of this Option Agreement.

         (f) Paragraph headings used in this Option Agreement are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Option Agreement. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

                             PREMIER CONCEPTS, INC.


                             By:
                                  ----------------------------------
                                  Sissel B. Greenberg, President

                             COHIG & ASSOCIATES, INC.


                             By:
                                  ------------------------------------

                                      EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED.

                                                   Option Certificate No. RWO-

               REPRESENTATIVE'S OPTIONS TO PURCHASE __________ WARRANTS

                                PREMIER CONCEPTS, INC.

                             INCORPORATED UNDER THE LAWS
                               OF THE STATE OF COLORADO

    This certifies that, for value received, _______________, the registered holder hereof or assigns (the "Optionholder"), is entitled to purchase from Premier Concepts, Inc. (the "Company"), at any time during the period commencing at 9:00 a.m., Colorado time, on _______________ and ending at 5:00 p.m. Colorado time on ___________ at the purchase price of $__________ per Warrant (the "Exercise Price"), the number of Warrants of the Company set forth above (the "Warrants"). The number of Warrants purchasable upon exercise of the Options evidenced hereby shall be subject to adjustment from time to time as set forth in the Representative's Option Agreement.

    The Options evidenced hereby may be exercised in whole or in part by presentation of this Option Certificate with the Notice of Exercise attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Exercise Price at the principal office of the Company. Payment of such price shall be made at the option of the Optionholder in cash or by check.

    The Options evidenced hereby represent the right to purchase an aggregate of up to 110,000 Warrants and are issued under and in accordance with a Representative's Warrant Option Agreement, dated as of ________________, between the Company and Cohig & Associates, Inc. and are subject to the terms and provisions contained in the Representative's Warrant Option Agreement, to all of which the Optionholder by acceptance hereof consents.

    Upon any partial exercise of the Options evidenced hereby, there shall be signed and issued to the Optionholder a new Option Certificate in respect of the Warrants as to which the Options evidenced hereby shall not have been exercised. These Options may be exchanged at the office of the Company by surrender of this Option Certificate properly endorsed for one or more new Options of the same aggregate number of Warrants as here evidenced by the Option or Options exchanged. No fractional Warrants will be issued upon the exercise of rights to purchase hereunder, but the Company shall issue an additional Warrant in lieu of a fractional Warrant if the fractional Warrant otherwise issuable would be equivalent to one-half a Warrant or more. These Options are transferable at the office of the Company in the manner and subject to the limitations set forth in the Representative's Warrant Option Agreement.

    This Option Certificate does not entitle any Optionholder to any of the rights of a shareholder of the Company.

                                  PREMIER CONCEPTS, INC.


Dated:                             By:
      ----------------------          ------------------------------------
                                       Sissel B. Greenberg, President
[Seal]

Attest:

----------------------------
Secretary

                                  NOTICE OF EXERCISE

(To be executed by a Holder desiring to exercise the right to purchase Warrants pursuant to an Option.)

    The undersigned Holder of a Option hereby

    (a) irrevocably elects to exercise the Option to the extent of purchasing _______________ Warrants;

    (b) makes payment in full of the aggregate Exercise Price for those Warrants in the amount of $_________________ by the delivery of certified funds or a bank cashier's check in the amount of $_________________;

    (c) requests that certificates evidencing the Warrants be issued in the name of the undersigned, or, if the name and address of some other person is specified below, in the name of such other person:

_______________________________________________________________________________
(Name and address of person other than the undersigned in whose name Warrants are to be registered)

    (d) requests, if the number of Warrants purchased are not all the Warrants purchasable pursuant to the unexercised portion of the Option, that a new Option of like tenor for the remaining Warrants purchasable pursuant to the Option be issued and delivered to the undersigned at the address stated below.

Dated:
       ---------------------     ---------------------------------------------
                   Signature:     (This signature must conform in all respects
                                  to the name of the Holder as specified on the face of the Option.)


-----------------------------     ------------------------------------------
Social Security Number            Printed Name:
or Employer ID Number
                   Address:       ------------------------------------------

                                   ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned, __________________________________, hereby sells, assigns and transfers unto:

Name:
         ----------------------------------------------------
         (Please type or print in block letters)

Address:
         ----------------------------------------------------

         ----------------------------------------------------

the right to purchase _________________ Warrants of Premier Concepts, Inc. (the "Company") pursuant to the terms and conditions of the Option held by the undersigned. The undersigned hereby authorizes and directs the Company (i) to issue and deliver to the above-named assignee at the above address a new Option pursuant to which the rights to purchase being assigned may be exercised, and
(ii) if there are rights to purchase Warrants remaining pursuant to the undersigned's Option after the assignment contemplated herein, to issue and deliver to the undersigned at the address stated below a new Option evidencing the right to purchase the number of Warrants remaining after issuance and delivery of the Option to the above-named assignee. Except for the number of Warrants purchasable, the new Options to be issued and delivered by the Company are to contain the same terms and conditions as the undersigned's Option. To complete the assignment contemplated by this Assignment Form, the undersigned hereby irrevocably constitutes and appoints _________________________________ as the undersigned's attorney-in-fact to transfer the Options and the rights thereunder on the books of the Company with full power of substitution for these purposes.


                             ----------------------------------------------
                             Signature (This signature must conform in all respects to the name of the Holder as specified on the face of the Option.)

              Printed Name:
                             ----------------------------------------------

                   Address:
                             ----------------------------------------------